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                                                                    EXHIBIT 23.2


                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
NCI Building Systems, Inc.

We have audited the consolidated financial statements of NCI Building Systems, Inc., as of October 31, 2001 and 2000, and for each of the three years in the period ended October 31, 2001, and have issued our report thereon dated December 12, 2001 (incorporated by reference in this Annual Report on Form 10-K). Our auditors also included the financial statement schedule listed in Item 14(a) of this Annual Report on Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
Houston, Texas
December 12, 2001